UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Explanatory Note

The purpose of this amendment to the definitive proxy statement (“Proxy Statement”) of StellarOne Corporation filed with the Securities and Exchange Commission on March 30, 2012, is to make corrections to the table titled “Grants of Plan-Based Awards” on page 21 of the Proxy Statement. The numeric changes are highlighted in bold print in the revised table below, which should be substituted for the corresponding section appearing in the Proxy Statement.

Grants of Plan-Based Awards

The following table sets forth information with respect to restricted stock awards granted to the Named Executive Officers for the year ended December 31, 2011. Please refer to the Summary Compensation Table for a discussion of the grant date fair value of the stock awards and associated compensation expense. No awards of stock options were granted to the Named Executive Officers for 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum

O. R. Barham, Jr.	2/22/2011	N/A	N/A	N/A	N/A	N/A	N/A	8,703	N/A	N/A	129,675
	2/22/2011	N/A	N/A	N/A	50%	100%	100%	3,730	N/A	N/A	55,577

Jeffrey W. Farrar	2/22/2011	N/A	N/A	N/A	N/A	N/A	N/A	3,893	N/A	N/A	58,006
	2/22/2011	N/A	N/A	N/A	50%	100%	100%	1,557	N/A	N/A	23,199

Litz H. Van Dyke	2/22/2011	N/A	N/A	N/A	N/A	N/A	N/A	3,775	N/A	N/A	56,248
	2/22/2011	N/A	N/A	N/A	50%	100%	100%	1,510	N/A	N/A	22,499